EXHIBIT 5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

February 24, 2012

Telephone and Data Systems, Inc.

30 North LaSalle Street, Suite 4000

Chicago, Illinois 60602

Re:                             Telephone and Data Systems, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), and have represented the Company with respect to the filing of a Registration Statement on Form S-8 (the “Registration Statement”) on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of 54,524 Common Shares, par value $0.01 per share (the “Shares”), of the Company to  be issued under the Company’s Restated Compensation Plan for Non-Employee Directors (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion letter, we have examined and relied upon a copy of the Plan, the Registration Statement, the Restated Certificate of Incorporation of the Company, the Restated Bylaws of the Company, and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.  We have also examined and relied upon originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company, agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  We have also assumed, to the extent relevant to the opinion set forth herein, that the Company was duly organized and at all relevant times was and will be validly existing and in good standing under the laws of the State of Delaware.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

1.                                       The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2.                                       The Company has the corporate power and authority to authorize and issue the Shares.

3.                                       Each Share which is newly issued pursuant to the Plan will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and delivered in the manner contemplated by the Plan; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America (excluding the Federal  Communications Act of 1934, as amended, and any rules and regulations in effect thereunder) to the extent applicable, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and delivery of the Shares.

The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

The following persons are members of this firm:  Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls the Company, the non-executive Chairman of the Board and member of the Board of Directors of the Company and a director of a subsidiary of the Company, William S. DeCarlo, the General Counsel of the Company and an Assistant Secretary of the Company and certain subsidiaries of the Company, and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ SIDLEY AUSTIN LLP